UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 20, 2011 (July 15, 2011)

iMETRIK M2M SOLUTIONS INC.
(Formerly, Montreal Services Company)
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54093
(Commission File No.)

941 de Calais Street
Mont St-Hilaire, Quebec
Canada   J3H 4T7
(Address of principal executive offices and Zip Code)

(514) 295-9943
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 15, 2011, Jonathan Barratt was nominated Chief Technical Officer (CTO) of the company, and as such will oversee all technical developments for iMetrik M2M, as well as keep a close relationship with clients to guarantee the development and delivery of all product lines. Jonathan graduated Magna Cum Laude from Harvard University, Cambridge, and brings with him over 20 years of experience in the IT industry.  His past roles include such senior positions as director of VoIP Services at Openface Internet in Montreal, CTO of KnIFE ICT (Bangkok), software developers for Internet Security from March 2008 to March 2011, Co-Founder and General CTO of Voipin, Voice-Over IP service providers (also Montreal) from June 2005 to March 2008, and was Co-Founder and Director of Software Development of EasyStockSoftware (Los Angeles) from March 2002 to May 2005.

On July 15, 2011, Medhat Mahmoud was nominated VP Technology and Strategy. Medhat holds B.Sc. Engineering in Computer Science & Automatic Control from Alexandria University.  Medhat’s international profile shows extensive Telecom experience with industry leaders, Ericsson, Alcatel, Lucent and GlobalStar USA, as well as multi-national operators in Canada, USA, Europe, Africa, Far East and the Middle East.  Medhat was with Ericsson Canada (NASDAQ: ERIC), from 2000 to February 2010, he held positions that included international assignments to Africa and the Middle East as Director, Core Network Solutions Management, and to Saudi Arabia where he headed the Core & IP Multimedia System Solutions Management department with responsibility for major accounts and a target in the tens of millions USD.  From February 2010 to present, Medhat was founder and president of Adegu Ltd., consultants in M2M applications and Telecom strategy.

Involvement in Certain Legal Proceedings

During the past five years, Mssrs. Barratt and Mahmoud has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 7.01      REGULATION FD DISCLOSURE.

On July 20, 2011, we will announce that we have appointed two important additions to iMetrik M2M's management team, Jonathan Barratt and Medhat Mahmoud.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

99.1	Press release dated July 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of July, 2011.

iMETRIK M2M SOLUTIONS INC.

BY:	MICHEL ST-PIERRE
Michel St-Pierre
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors